EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-159582, No. 333-70917, No. 333-61202, No. 333-199566) of Key Tronic Corporation of our report dated March 12, 2014 relating to the consolidated financial statements of CDR Manufacturing, Inc. & Subsidiaries as of and for the year ended December 31, 2013, which appears in this Current Report on Form 8-K/A of Key Tronic Corporation dated November 17, 2014.

/s/ Mountjoy Chilton Medley LLP

Louisville, Kentucky
November 17, 2014